                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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
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                                      METROPOLITAN SERIES FUND, INC.
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

                        METROPOLITAN SERIES FUND, INC.
                              501 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02116

March 7, 2008

Letter from the President

Re: FI International Stock Portfolio Investment Management Change

   In our continuing effort to fulfill your investment objectives, the attached Information Statement details a recent change in the subadviser of the FI International Stock Portfolio (the "Portfolio"). Effective January 7, 2008, the subadviser of the Portfolio was changed to Julius Baer Investment Management LLC ("JBIM"). In addition, the name of the Portfolio has changed to the Julius Baer International Stock Portfolio.

PLEASE NOTE THAT NO ACTION IS REQUIRED ON YOUR PART.

   We appreciate your continued confidence in our investment offerings.

   Sincerely,

   /s/ Elizabeth M. Forget

   Elizabeth M. Forget
   President

                        METROPOLITAN SERIES FUND, INC.
                   JULIUS BAER INTERNATIONAL STOCK PORTFOLIO
                              501 BOYLSTON STREET
                               BOSTON, MA 02116

                             INFORMATION STATEMENT

   This Information Statement is being furnished by the Board of Directors (the "Board of Directors" or the "Directors") of Metropolitan Series Fund, Inc. (the "Fund") to the shareholders of the Julius Baer International Stock Portfolio (the "Portfolio"), which was formerly known as the FI International Stock Portfolio. This Information Statement is being mailed beginning on or about March 7, 2008 to the Portfolio's shareholders (each, a "Shareholder," and, collectively, the "Shareholders") of record as of the close of business on January 31, 2008 (the "Record Date").

   NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I. INTRODUCTION


   The Fund, an open-end management investment company, is a Maryland corporation that was formed on November 23, 1982. The Fund is a series type company with 36 series or investment portfolios. The Portfolio is one of those portfolios. MetLife Advisers, LLC at 501 Boylston Street, Boston, Massachusetts 02116 (the "Manager") acts as investment adviser to the Portfolio. Prior to January 7, 2008, Fidelity Management & Research Company ("FMR") acted as subadviser to the Portfolio pursuant to a subadvisory agreement dated
February 5, 2004, as amended, between the Manager and FMR (the "Previous Subadvisory Agreement").


   At a meeting held on November 14-15, 2007, the Directors approved a new subadvisory agreement (the "Subadvisory Agreement") between the Manager and Julius Baer Investment Management LLC ("JBIM") with respect to the Portfolio, which took effect as of January 7, 2008. In connection with the appointment of JBIM under the Subadvisory Agreement, the Directors terminated the Previous Subadvisory Agreement, and as of January 7, 2008, FMR no longer served as subadviser to the Portfolio. Effective January 7, 2008, the name of the Portfolio changed from the FI International Stock Portfolio to the Julius Baer International Stock Portfolio.


   JBIM has recently announced a plan for an initial public offering of shares (the "IPO") of Julius Baer Americas Inc. ("JBA"), a Delaware corporation and parent of JBIM. Upon completion of the IPO, which is currently expected to occur later in 2008, JBA would be known as Artio Global Investors Inc., and JBIM would be known as Artio Global Management LLC ("Artio"). It is expected that the name of the Portfolio will change to Artio International Stock Portfolio at the next regularly scheduled annual update to the Portfolio's registration statement after the IPO. The IPO is not expected to result in any change to the portfolio management team, the Portfolio's investment objectives or investment operations supporting the Portfolio. However, the completion of the IPO may be considered a change in control of JBIM and an assignment of the Subadvisory Agreement. Therefore, in contemplation of this potential change in control, at a meeting held on February 7, 2008, the Directors approved a new subadvisory agreement (the "New Subadvisory Agreement" and, together with the Subadvisory Agreement, the "Subadvisory Agreements") between the Manager and Artio with respect to the Portfolio, which would take effect upon the completion of the IPO. The New Subadvisory Agreement is substantially identical to the Subadvisory Agreement with the exception of the name of JBIM being replaced with Artio. Unless otherwise noted, all references to JBIM in the following discussion, where relevant, would apply to Artio in the event that the IPO is completed.


   The Investment Company Act of 1940, as amended (the "1940 Act") generally provides that an adviser or subadviser to a mutual fund may act as such only pursuant to a written contract that has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such contract or interested persons of any party to such contract. The Manager, however, has received from the

Securities and Exchange Commission (the "SEC") an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Subject to certain conditions, the SEC Exemption permits the Manager to enter into subadvisory agreements for the management of a portfolio of the Fund without obtaining the approval of the portfolio's shareholders, including agreements with new subadvisers that are not affiliated persons of the Manager or the Fund. Such agreements must be approved by the Directors in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within ninety days after entering into a new subadvisory agreement without shareholder approval, the Fund must provide an information statement to the shareholders of the affected portfolio, setting forth substantially the information that a proxy statement would contain for a shareholder meeting on whether to vote to approve the agreement. In accordance with the SEC Exemption, the Fund is furnishing this Information Statement to the Shareholders in order to provide information regarding the Subadvisory Agreements.

   The information set forth in this Information Statement concerning JBIM and its respective affiliates has been provided to the Fund by JBIM.

II. DESCRIPTION OF AGREEMENTS

MANAGEMENT AGREEMENT

   The Manager currently serves as investment adviser and provides administrative services to the Portfolio pursuant to an advisory agreement between the Manager and the Fund, dated February 5, 2004 (the "Management Agreement"). The Directors approved the renewal of the Management Agreement at a meeting held on November 14-15, 2007. The Management Agreement was most recently approved by Shareholders on April 27, 2001, in connection with the appointment of the Manager as investment adviser to the Portfolio.

   The Management Agreement provides that the Manager will furnish to the Portfolio both investment management services and administrative services, though it permits the Manager to delegate its investment management services with respect to the Portfolios to a subadviser.

   Under the Management Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.86% of the first $500 million of the Portfolio's average daily net assets, 0.80% of the next $500 million of such assets and 0.75% of such assets in excess of $1 billion. The aggregate management fee payable by the Portfolio during the fiscal year ended
December 31, 2007 was $6,758,154, which was 0.84% of the Portfolio's average daily net assets.

   The Fund has adopted a distribution plan under Rule 12b-1 of the 1940 Act for the Portfolio's Class B and Class E shares. For the fiscal year ended December 31, 2007, the Class B shares and Class E shares of the Portfolio paid aggregate fees of $375,907 to affiliates of the Manager pursuant to the distribution plan.


DESCRIPTION OF THE PREVIOUS SUBADVISORY AGREEMENT


   Under the Previous Subadvisory Agreement, the Manager delegated its portfolio management responsibilities for the Portfolio to FMR. The Previous Subadvisory Agreement required FMR to manage, subject to the supervision and approval of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. FMR was authorized to take, on behalf of the Fund, all actions which it deemed necessary to implement the investment policies of the Portfolio, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by FMR. In connection with these services, FMR was obligated to make periodic reports to the Manager.

   Under the Previous Subadvisory Agreement for the Portfolio, the Manager paid a subadvisory fee to FMR at the annual rate of 0.55% of the first $250 million of the Portfolio's average daily net assets, 0.45% of the next $250 million of such assets and 0.40% of the amount of such assets in excess of $500 million. Under the

Previous Subadvisory Agreement for the Portfolio, for the fiscal year ended December 31, 2007, the Manager paid an aggregate subadvisory fee with respect to the Portfolio of $3,729,077 to FMR.

   The Directors approved the renewal of the Previous Subadvisory Agreement to January 6, 2008 at a meeting held on November 14-15, 2007. The Shareholders generally authorized the Manager to enter into subadvisory agreements pursuant to the SEC Exemption, as described above, on May 1, 2003.


DESCRIPTION OF THE SUBADVISORY AGREEMENT AND THE NEW SUBADVISORY AGREEMENT


   The Subadvisory Agreement for the Portfolio appears in Appendix A. The New Subadvisory Agreement is substantially identical to the Subadvisory Agreement with the exception of the name of JBIM being replaced with Artio. The next several paragraphs briefly summarize some important provisions of the Subadvisory Agreements, but for a complete understanding of the Subadvisory Agreements you should read Appendix A.

   The Subadvisory Agreements require JBIM to manage the investment and reinvestment of the Portfolio's assets, subject to the supervision of the Directors and Manager. The Subadvisory Agreements require that JBIM do so in conformity with (i) the investment objective, policies and restrictions of the Portfolio set forth in the Fund's prospectus and statement of additional information relating to the Portfolio, (ii) any additional policies or guidelines established by the Manager or by the Directors and (iii) other applicable laws and regulations. Subject to the foregoing, the Subadvisory Agreements generally authorize JBIM to effect portfolio transactions in its discretion and without prior consultation with the Manager. The Subadvisory Agreements also require JBIM to make periodic reports to the Manager.

   Under the Subadvisory Agreements for the Portfolio, JBIM is compensated at the annual rate of 0.80% of the first $20 million of the Portfolio's average daily net assets, 0.60% of the next $20 million of such assets, 0.50% of the next $60 million of such assets and 0.40% of the amount of such assets in excess of $100 million. The Portfolio pays no fee to JBIM under the Subadvisory Agreements; fees to JBIM are payable solely by the Manager.

   The Subadvisory Agreements provide that they shall continue in effect for two years from the date of execution, and from year to year thereafter, so long as such continuance is specifically approved at least annually (i) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or JBIM (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval.

   The Subadvisory Agreements may be amended at any time by mutual consent of the Manager and JBIM, provided that, if required by law (as may be modified by any exemptions received by the Manager from the SEC, or any rules or regulations adopted by, or interpretative guidance from, the SEC), such amendment shall also be approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval.

   The Subadvisory Agreements provide that, except as may otherwise be provided by applicable law, JBIM and its officers, partners, directors, employees, affiliates and agents shall not be subject to any liability to the Manager, the Fund, the Portfolio or the Shareholders arising out of any service rendered under the Subadvisory Agreements, except by reason of willful misfeasance, bad faith or gross negligence in the performance of any duties or by reason of reckless disregard of their obligations and duties.

   The Subadvisory Agreements may be terminated at any time on sixty days' written notice to JBIM, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio. Each Subadvisory Agreement provides that it will automatically terminate in the event of its assignment or upon the termination of the Management Agreement. The Subadvisory Agreements may also be terminated by JBIM on sixty days' written notice to the Manager and the Fund, or by the Manager on sixty days' written notice to JBIM.

COMPARISON OF THE PREVIOUS SUBADVISORY TO SUBADVISORY AGREEMENT

   The terms of the Subadvisory Agreement are substantially similar to the terms of the Previous Subadvisory Agreement, except for the following:

    .  references to FMR have been changed to references to JBIM;


    . the subadvisory fee schedule for the Subadvisory Agreement is less, at certain asset levels, than for the Previous Subadvisory Agreement and


    .  certain other minor differences.

   Under the Previous Subadvisory Agreement, the Manager paid an aggregate subadvisory fee to FMR with respect to the Portfolio of $3,729,077 for the fiscal year ended December 31, 2007. If either the Subadvisory Agreement or the New Subadvisory Agreement had been in effect during such fiscal year, the subadvisory fee payable by the Manager to JBIM would have been $3,409,077. The difference between such amounts is ($320,000), which represents a 8.6% decrease.

   In order that the Portfolio realize the benefit of the lower subadvisory fee, the Manager has agreed to waive its advisory fee, through April 30, 2009, by the same amount as any decrease (as compared to the Previous Subadvisory Agreement) in subadvisory fee payable to JBIM as a result of the new subadvisory fee schedule contained in the Subadvisory Agreements. The Manager has therefore contractually agreed to reduce its advisory fee through April 30, 2009 for each class of the Portfolio as follows: 0.05% on the first $500 million of the Portfolio's average daily net assets and 0.02% on the next $500 million of such assets.

III. INFORMATION ABOUT JBIM AND ARTIO

DIRECTOR REVIEW OF THE SUBADVISORY AGREEMENT WITH JBIM

   In determining to approve the Subadvisory Agreement for the Portfolio, the Board of Directors, including the Independent Directors, did not identify any single factor as determinative but took into account a number of factors.

   The Directors considered the nature, extent, and quality of the services to be provided to the Portfolio by JBIM. In this regard, the Directors considered presentations by Fund officers and representatives of the Manager and JBIM. The Directors also reviewed materials provided by the Manager and JBIM (the "Director Materials"). These presentations and the Director Materials contained information that assisted the Directors in assessing JBIM's organizational structure, personnel, investment capacity, investment process and regulatory/compliance capabilities and record, as well as JBIM's investment philosophy, performance record and trade execution capabilities. It was noted that JBIM has substantial experience in managing international investments similar to those in which the Portfolio invests. In this regard, the Directors considered comparisons of the performance of several mutual funds managed by JBIM that invest in international investments similar to those in which the Portfolio invests, including information prepared by Morningstar rating such funds and ranking their performance against peer groups of funds. The Directors concluded that they were satisfied with the nature, extent and quality of the services to be provided to the Portfolio by JBIM.

   The Directors considered the subadvisory fee to be paid by the Manager to JBIM and the total expenses of the Portfolio. The Directors reviewed presentations by Fund officers and comparative information on fees paid and expenses incurred by similar funds in the Lipper Report. In particular, the Directors considered the fact that the subadvisory fee schedule for JBIM set forth in the Subadvisory Agreement is lower than the fee schedule in the Previous Subadvisory Agreement and that the Manager had agreed to reduce its advisory fee, through a contractual fee waiver, by an amount corresponding to such savings. The Directors concluded that the subadvisory fees to be paid to JBIM were reasonable and the result of arm's-length negotiations. Because it was not possible to determine the profitability that JBIM might achieve with respect to the Portfolio, the Directors did not make any conclusions regarding JBIM's profitability. The Board also considered the expected transition costs to the Portfolio of the change of subadviser.

   The Directors considered the extent to which economies of scale may be realized if the Portfolio grew and whether fee levels reflect these possible economies of scale for the benefit of shareholders in the Portfolio. In this regard, the Directors primarily considered the breakpoints in the Portfolio's advisory and subadvisory fee schedules and how possible benefits from economies of scale may be realized by the various parties. The Directors also reviewed comparative breakpoint information of similar funds in a report prepared by Lipper Inc. The Directors concluded that they were satisfied with the extent to which possible economies of scale may be shared for the benefit of shareholders in the Portfolio. The Directors also took into account JBIM's substantial experience and reputation as a manager of international investments, along with the prominence of the JBIM name in the marketplace for investment advice, and concluded that this might enhance the marketability of the insurance products that invest in the Portfolio, and thus lead to growth in the size of the Portfolio, although such growth cannot be assured.

   The Directors also considered comparisons of the services to be rendered and, as noted above, the amount to be paid, under the Subadvisory Agreement with that under the Previous Subadvisory Agreement. In this regard, the Directors in particular noted that, other than certain differences, as described above under "Comparison of Previous Subadvisory and Subadvisory Agreement," the Subadvisory Agreement is substantially similar to the Previous Subadvisory Agreement, and contains a lower subadvisory fee schedule.

   In addition, the Directors considered JBIM's policies with respect to obtaining benefits from their use of the Portfolio's brokerage commissions to obtain research that could be used for JBIM's other clients (as described below under "Portfolio Transactions and Brokerage"), and the Directors concluded that JBIM's policies were reasonable.

   Based on their evaluation of these factors described above, and assisted by independent counsel, the Directors, including the Independent Directors, concluded it was appropriate and desirable for JBIM to assume subadvisory responsibilities for the Portfolio and thus approved the Subadvisory Agreement.

DIRECTOR REVIEW OF THE NEW SUBADVISORY AGREEMENT WITH ARTIO

   In determining to approve the New Subadvisory Agreement for the Portfolio, the Board of Directors, including the Independent Directors, carefully considered the anticipated effects of the IPO on the factors described above in connection with the approval of the Subadvisory Agreement. In particular, and among other factors, the Directors considered the ability of Artio to:
(i) retain key investment personnel; (ii) provide sufficient research to its portfolio managers and (iii) maintain adequate working capital to support its operations.

   Based on their evaluation, and assisted by independent counsel, the Directors, including the Independent Directors, concluded it was appropriate and desirable for Artio to assume subadvisory responsibilities for the Portfolio in the event of the IPO and thus approved the New Subadvisory Agreement, to be effective upon the completion of the IPO.

INVESTMENT STYLE

   JBIM normally invests the Portfolio's assets primarily in non-U.S. securities. The Portfolio normally invests at least 80% of its assets in stocks. You will receive 60 days' prior notice if this 80% minimum is going to change. The Portfolio normally invests in companies with a minimum market capitalization of $2.5 billion. The Portfolio normally invests in at least four or five different countries and at least 65% of its total assets in no fewer than three different countries outside the U.S. The Portfolio may also invest up to 25% of its total assets in emerging market securities.

   The Portfolio may invest in American Depositary Receipts ("ADRs"), Global Depositary Receipts ("GDRs"), International Depositary Receipts ("IDRs"), mutual funds, exchange-traded funds ("ETFs"), Rule 144A securities and real estate investment trusts ("REITs").

   The Portfolio may also use financial futures, commodity futures and options, swaps, warrants and other derivatives for hedging purposes and to remain fully invested, to maintain liquidity or to increase total return.

   The Portfolio is not constrained by a particular investment style. It may invest in "growth" or "value" securities. JBIM chooses securities in industries and companies whose products and services it believes are in demand. JBIM considers for the Portfolio companies with above average earnings potential, companies that are dominant within their industries, companies within industries that are undergoing dramatic change and companies that are market leaders in developing industries. Other considerations include expected levels of inflation, government policies or actions, currency values and prospects for economic growth in a country or region.

   JBIM selects stocks using a fundamental approach adjusted for factors specific to each region. In developed markets, such as Western Europe, Australia, New Zealand and Canada, the stock selection process is primarily bottom-up, in which JBIM concentrates on factors such as company balance sheets and industry performance relative to the broader economy. In emerging markets, JBIM uses a top-down selection process, focusing on the economic and political factors of particular areas. When selecting Japanese companies, JBIM uses a combination of bottom-up and top-down analysis to best assess specific companies in the context of economic and political factors within Japan.

PORTFOLIO TRANSACTION AND BROKERAGE

   Under the Subadvisory Agreements, JBIM is responsible for the execution of the Portfolio's transactions. JBIM places all orders for the purchase and the sale of Portfolio investments with brokers or dealers selected by them in their discretion. Transactions on stock exchanges and other agency transactions involve the payment by the Portfolio of brokerage commissions. There is generally no stated commission in the case of securities, such as U.S. Government securities, traded in the over-the-counter markets, but the price paid by each Portfolio usually includes an implicit dealer commission or markup. In selecting brokers or dealers, JBIM must seek the most favorable price (including the applicable dealer spread) and execution for such transactions. The Portfolio may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of the Portfolio, JBIM will also take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's or dealer's facilities and any risk assumed by the executing broker or dealer. In the over-the-counter market, JBIM generally will deal with responsible primary market makers unless a more favorable execution can otherwise be obtained.

   It is the current policy of JBIM that it may give consideration to research, statistical and other non-execution services (except as described below) furnished by brokers or dealers to JBIM in selecting broker dealers to execute Portfolio transactions (commonly known as "soft dollar" commission arrangements). JBIM may receive research or statistical information from brokers or dealers with whom it executes trades.

   JBIM generally has the authority to select "affiliated" brokers, as that term is defined in the 1940 Act, as broker for agency transactions in listed and over-the-counter securities at commission rates and under circumstances consistent with the policy of best execution. JBIM does not currently engage in Portfolio transactions with affiliated brokers.

   The Portfolio may not buy securities from, or sell securities to, JBIM or its affiliated persons as principal, except as permitted by the rules and regulations of the SEC. Subject to certain conditions, the Portfolio may purchase securities that are offered in underwritings in which an affiliate of JBIM is a participant, although the Portfolio may not make such purchases directly from such affiliate.

   Investment decisions for the Portfolio are made independently from those of other funds and accounts advised by JBIM. However, the same security may be held in more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in larger volume transactions may produce better executions and prices. Depending on investment objectives, applicable law, governing documents, current holdings, cash availability and other factors, JBIM may sell or recommend the sale of a particular security for certain accounts and buy or recommend the purchase of such security for other accounts, and accordingly, transactions for the Portfolio may not be consistent with transactions in other accounts or with JBIM's investment recommendations.

JBIM OPERATIONS


   JBIM is a wholly owned subsidiary of Julius Baer Americas, Inc. ("JBA"). JBIM and JBA are located at 330 Madison Avenue, New York, NY 10017. JBA is a wholly owned subsidiary of Julius Baer Holding Ltd. ("JBH") of Zurich, Switzerland. (JBH, its subsidiaries and affiliates are referred to as the Julius Baer Group.) As of December 31, 2007, JBIM had assets under management of approximately $75 billion.


   JBIM acts as investment adviser or subadviser to the funds listed in the table below that have similar investment objectives to that of the Portfolio. JBIM does not waive or reduce their compensation for any fund shown in the table as of December 31, 2007.


                                      NET ASSETS AS OF                                     RELATIONSHIP
                                      DECEMBER 31, 2007 ANNUAL FEE RATE AS A PERCENTAGE OF (ADVISER OR
FUND                                     (MILLIONS)           AVERAGE ANNUAL ASSETS        SUBADVISER)
----                                  ----------------- ---------------------------------- ------------
ING Foreign Fund.....................   $719 million     0.40% (as long as assets remain    Subadviser
                                                         greater than $500 Million) on
                                                         aggregated assets of Client 1 &
                                                         Client 2

ING Julius Baer Foreign Portfolio....                    0.40% (as long as assets remain    Subadviser
                                        $2.4 billion     greater than $500 Million) on
                                                         aggregated assets of Client 1 &
                                                         Client 2

PNC Funds, Inc.--                       $237 million     0.80% for the 1st $20 Million      Subadviser
  International Equity Fund..........                    0.60% for the next $20 Million
                                                         0.50% for the next $60 Million
                                                         0.40% for the remainder

Heritage Series Trust--                 $345 million     0.45% for the first $100 million   Subadviser
  International Equity Fund..........                    0.40% for the remainder

Wilmington International Fund........                                                       Subadviser
                                        $171 million     0.50%

BB&T International Equity Fund.......                    0.80% for the 1st $20 Million      Subadviser
                                        $175 million     0.60% for the next $20 Million
                                                         0.50% for the next $60 Million
                                                         0.40% for the remainder

RSI Retirement Trust.................                    0.80% for the 1st $20 Million      Subadviser
                                        $72 million      0.60% for the next $20 Million
                                                         0.50% for the next $60 Million
                                                         0.40% for the remainder

Premier International Equity Fund....                                                       Subadviser
                                        $107 million     0.50%

Julius Baer International Equity II                      0.60% for the 1st $80 Million      Subadviser
  Canada.............................                    0.50% for the next $20 Million
                                        $61 million      0.40% for the remainder

                                 NET ASSETS AS OF                                     RELATIONSHIP
                                 DECEMBER 31, 2007 ANNUAL FEE RATE AS A PERCENTAGE OF (ADVISER OR
FUND                                (MILLIONS)           AVERAGE ANNUAL ASSETS        SUBADVISER)
----                             ----------------- ---------------------------------- ------------
Julius Baer International Equity                    0.90% for the 1st $7.5 billion      Adviser
  Fund II.......................  $ 9.822 billion   0.88% for the next $2.5 billion
                                                    0.85% for the remainder


   The principal executive officers and directors of JBIM and their principal occupations are set forth below. The address of each such person is 330 Madison Avenue, New York, NY 10017.

    NAME                                      POSITION
    ----                ----------------------------------------------------
    Richard Pell....... Chief Executive Officer and Chief Investment Officer
    Glen Wisher........ President
    Tony Williams...... Chief Operating Officer
    Hendricus Bocxe.... General Council
    Rudolph-Riad Younes Head of International Equity

CHANGE OF OWNERSHIP STRUCTURE

   Upon completion of the proposed IPO (as described above), JBIM would become a wholly-owned subsidiary of JB Americas Holdings, LLC, a Delaware limited liability company ("JBAH LLC"). JBAH LLC would be a majority owned subsidiary of JBA, which would be publicly traded under the name Artio Global Investors Inc. The IPO is not expected to result in any changes to the principal executive officers and directors of JBIM or their mailing addresses.

   JBA intends to use the capital raised in the IPO to purchase shares currently owned by JBH. After the IPO, JBA will be majority owned by the public. It is not yet known whether JBH's entire interest will be redeemed in connection with the IPO or only a significant portion; the ultimate decision whether to redeem JBH's interest (in whole or in part) will depend upon market conditions at the time of the offering. The public and JBH are expected to own, in the aggregate, approximately 70% of the ownership interest in JBA upon completion of the offering. The remaining 30% of the ownership interest in JBA will be owned, in the aggregate, by Richard Pell and Rudolf-Riad Younes.

IV. OTHER INFORMATION

INFORMATION ABOUT THE MANAGER

   The Manager is a Delaware limited liability company. New England Life Insurance Company ("New England") owns all of the voting interest in the Manager. New England is a wholly owned subsidiary of MetLife Insurance Company ("MetLife"), which in turn is a wholly owned subsidiary of MetLife, Inc., a publicly traded company. The members of the Manager include each insurance company the separate accounts of which invest in registered investment companies to which the Manager serves as investment adviser. The Chairman of the Board, Chief Executive Officer and President of the Manager is Elizabeth M. Forget. Ms. Forget, John F. Guthrie, Jr. and Alan C. Leland, Jr. are the Manager's directors. Ms. Forget is the President and Chief Executive Officer of the Fund, and her principal occupation is Senior Vice President of MetLife.
Mr. Guthrie is a Senior Vice President of the Fund and Vice President of New England, and his principal occupation is Senior Vice President of the Manager. Mr. Leland is a Senior Vice President of the Fund and of New England, and his principal occupation is Treasurer and Chief Financial Officer of the Manager. The address of the Manager, New England, Ms. Forget and Messrs. Guthrie and Leland is 501 Boylston Street, Boston, Massachusetts 02116. The address of MetLife and MetLife, Inc. is 200 Park Avenue, New York, New York 10166.

INFORMATION ABOUT THE FUND


   Copies of the annual report of the Fund for the fiscal year ended
December 31, 2007 may be obtained without charge by writing to Metropolitan Series Fund, Inc., c/o Metropolitan Life Insurance Company, Attn: Annuity Fulfillment Unit--MSF, 1600 Division Road, West Warwick, Rhode Island 02893 or by calling (800) 638-7732.


OWNERSHIP OF SHARES

   Shares of the Portfolio are available for purchase only by separate accounts established by MetLife and its insurance company affiliates (collectively, the "Insurance Companies"). The Fund serves as the investment vehicle for variable insurance, variable annuity and group annuity products of the Insurance Companies. Shares of the Portfolios are not offered for direct purchase by the investing public. Each Class A, Class B and Class E Share of the Portfolio is entitled to one vote. The number of shares of beneficial interest of the Portfolio issued and outstanding as of the Record Date was as follows:


                               Class A 45,776,699
                               Class B  7,606,864
                               Class E  4,405,836




BENEFICIAL OWNERSHIP

   To the extent known by the Fund, there are no persons owning contracts which would entitle them to instruct the Insurance Companies with respect to 5% or more of any class of the voting securities of the Portfolios.

   The officers and Directors of the Fund owned less than 1% of the outstanding shares of any class of the Portfolios on the Record Date.

PRINCIPAL UNDERWRITER

   MetLife Investors Distribution Company, Inc., located at 200 Park Ave., NY, NY 10106, is the Fund's principal underwriter.

                                  APPENDIX A

                        METROPOLITAN SERIES FUND, INC.

                            SUB-ADVISORY AGREEMENT
                  (JULIUS BAER INTERNATIONAL STOCK PORTFOLIO)

   This Sub-Advisory Agreement (this "Agreement") is entered into as of January 7, 2008 by and between MetLife Advisers, LLC, a Delaware limited liability company (the "Manager") and Julius Baer Investment Management LLC, a Delaware limited liability company (the "Subadviser").

   WHEREAS, the Manager has entered into an Advisory Agreement dated May 1, 2003 (the "Advisory Agreement") with METROPOLITAN SERIES FUND, INC. (the "Fund"), pursuant to which the Manager provides portfolio management and administrative services to the Julius Baer International Stock Portfolio of the Fund (the "Portfolio");

   WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more subadvisers;

   WHEREAS, the Manager desires to retain the Subadviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Subadviser agree as follows:

   1. SUB-ADVISORY SERVICES.

       a. The Subadviser shall, subject to the supervision of the Manager and in cooperation with the Manager, as administrator, or with any other administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Portfolio. The Subadviser shall invest and reinvest the assets of the Portfolio in conformity with
(1) the investment objective, policies and restrictions of the Portfolio set forth in the Fund's prospectus and statement of additional information, as revised or supplemented from time to time, relating to the Portfolio (the "Prospectus"), (2) any additional policies or guidelines established by the Manager or by the Fund's Directors that have been furnished in writing to the Subadviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code) and "segregated asset accounts" (as defined in Section 817 of the
Code) including, but not limited to, the diversification requirements of
Section 817(h) of the Code and the regulations thereunder, all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission ("SEC") ("SEC Positions"); provided, however, that the Manager agrees to inform the Subadviser of any and all applicable state insurance law restrictions that operate to limit or restrict the investments the Portfolio might otherwise make ("Insurance Restrictions"), and to inform the Subadviser promptly of any changes in such Insurance Restrictions. Subject to the foregoing, the Subadviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Portfolio may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Subadviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Subadviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Portfolio as the Manager shall determine are necessary in order for the Portfolio to comply with the Policies.

       b. The Subadviser shall furnish the Manager and the Administrator daily, weekly, monthly, quarterly and/or annual reports concerning portfolio transactions and the investment performance of the Portfolio in such form as may be mutually agreed upon, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Manager, the Administrator or the Fund at their reasonable request. The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817 (h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied, or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Subadviser shall also provide the Manager, the Administrator or the Fund with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Fund from time to time, including without limitation all material as reasonably may be requested by the Directors of the Fund pursuant to
Section 15(c) of the 1940 Act. The Subadviser shall furnish the Manager (which may also provide it to the Fund's Board of Directors) with copies of all material comments that are directly related to the Portfolio and the services provided under this Agreement received from the SEC following routine or special SEC examinations or inspections.

       c. The Subadviser shall provide to the Manager a copy of the Subadviser's Form ADV as filed with the SEC and as amended from time to time and a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio;

       d. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Manager serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

       e. Unless the Manager gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested.

       f. As the delegate of the Directors of the Fund, the Subadviser shall provide Adviser with information similar to the information attached in Exhibit A hereto providing the basis for reasonable and good faith fair valuations for any securities in the Portfolio for which the Subadviser, in carrying out fair valuation analysis for its proprietary mutual funds, deems current market quotations are either not readily available or not reliable. Subadviser will also provide fair valuation information in response to the reasonable inquiry of the Manager or Manager's delegate.

       g. The Subadviser shall be responsible for expenses relating to the printing and mailing of any prospectus supplement, exclusive of annual updates, required solely as a result of actions taken by the Subadviser, including but not limited to, portfolio manager changes or disclosure changes requested by the Subadviser that affect the investment objective, principal investment strategies, principal investment risks and portfolio management sections of the prospectus. Application of this provision will not apply where the above-described changes can be implemented through annual updates or revisions otherwise required of the Manager but not prompted solely as a result of actions taken by the Subadviser.

   2. OBLIGATIONS OF THE MANAGER.

       a. The Manager shall provide (or cause the Fund's custodian to provide) information to the Subadviser in a timely manner regarding such matters as the composition of assets in the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder.

       b. The Manager has furnished the Subadviser a copy of the Prospectus and agrees during the continuance of this Agreement to furnish the Subadviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the

Subadviser with relevant sections of minutes of meetings of the Directors of the Fund applicable to the Portfolio to the extent they may affect the duties of the Subadviser, and with copies of any financial statements or reports of the Fund with respect to the Portfolio to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement, including, but not limited to, timely information relating to any Insurance Restrictions.

       c. The Subadviser agrees that all books and records which it maintains for the Fund are the Fund's property. The Subadviser also agrees upon request of the Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Subadviser shall permit all books and records with respect to the Portfolio to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Subadviser further agrees to maintain and preserve the Fund's books and records in accordance with the Investment Company Act and rules thereunder.

   3. CUSTODIAN. The assets of the Portfolio shall be maintained in the custody of an eligible custodian (the "Custodian") identified in, and in accordance with the terms and conditions of, a custody agreement (the "Custody Agreement") (or any sub-custodian properly appointed as provided in the Custody Agreement). The Subadviser shall provide timely instructions directly to the Custodian, in the manner and form as required by the Custody Agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio's assets. Any assets added to the Portfolio shall be delivered directly to the Custodian.

   4. EXPENSES. Except for expenses specifically assumed or agreed to be paid by the Subadviser pursuant hereto, the Subadviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Portfolio, and (c) custodian fees and expenses. The Subadviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

   5. PURCHASE AND SALE OF ASSETS. Absent instructions from the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of securities for the Portfolio with brokers or dealers selected by the Subadviser, which may include brokers or dealers affiliated with the Subadviser, provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act in all respects. To the extent consistent with applicable law and then current SEC positions, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain execution of transactions for the Portfolio at prices which are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received. However, the Subadviser may, in accordance with applicable law and the current SEC positions, select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Portfolio and/or other accounts serviced by the Subadviser. Not all such services or products need to be used by the Subadviser in managing the Portfolio.

   6. COMPENSATION OF THE SUBADVISER. As full compensation for all services rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of 0.80% of the first $20 million of the Portfolio's average net assets, 0.60% of the next $20 million in average net assets, 0.50% of the next $60 million in average net assets and 0.40% of the excess over $100 million in average net assets. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed upon interval, the forgoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Manager's obligation to pay the Subadviser the compensation provided for herein.

   7. NON-EXCLUSIVITY. The Manager agrees that the services of the Subadviser are not to be deemed exclusive and that the Subadviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Subadviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Subadviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement. The Manager recognizes and agrees that the Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Subadviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager. Notwithstanding the forgoing, the Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Subadviser receives the express agreement and consent of the Manager and/or the Fund's Board of Directors to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Subadviser shall act as the Manager's and the Fund's agent and attorney-in-fact.

   8. LIABILITY. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Subadviser nor any of its officers, directors, employees or agents shall be subject to any liability to the Manager, the Fund, the Portfolio or any shareholder of the Portfolio for any loss arising from any claim or demand based upon any error of judgment, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser's duties or by reason of reckless disregard by the Subadviser of its obligations and duties. The Manager acknowledges and agrees that the Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

   9. EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective as of the date of its execution, and

       a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval;

       b. this Agreement may at any time be terminated on sixty days' written notice to the Subadviser either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

       c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

       d. this Agreement may be terminated by the Subadviser on sixty days' written notice to the Manager and the Fund, or, if approved by the Board of Directors of the Fund, by the Manager on sixty days' written notice to the Subadviser; and

   Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

   10. AMENDMENT. This Agreement may be amended at any time by mutual consent of the Manager and the Subadviser, provided that, if required by law (as may be modified by any exemptions received of the Manager), such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

   11. CERTAIN DEFINITIONS. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

   12. GENERAL.

       a. The Subadviser may perform its services through any employee, officer or agent of the Subadviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Portfolio shall perform the portfolio management duties described therein until the Subadviser notifies the Manager that one or more other employees, officers or agents of the Subadviser, identified in such notice, shall assume such duties as of a specific date.

       b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

       c. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

   13. USE OF NAME.

       It is understood that the phrase "Julius Baer" and any logos associated with that name are the valuable property of the Subadviser, and that the Fund has the right to include such phrases as a part of the names of its series or for any other purpose only so long as this Agreement shall continue. Upon termination of this Agreement the Fund shall forthwith cease to use such phrases and logos.

                                              METLIFE ADVISERS, LLC

                                              By:
                                                  ------------------------------
                                              John F. Guthrie, Jr.
                                              Senior Vice President

                                              By: Julius Baer Investment
                                                  Management LLC

                                              By:
                                                  ------------------------------

                                   EXHIBIT A

                     PRICING COMMITTEE AD HOC MEETING MEMO

MEMO



                           Date: 6/21/07
                           To:   Valuation Committee
                           Re:   Spicul Buzau
                           From: Adefolahan Oyefeso





Valuation Date: 6/21/07

Security Name: Spicul Buzau (SPCU RO)

Security Held In: International Equity Fund

Security Description: Spicul Buzai (SPCU RO)

Recommended Value: 19.90 RON

Explanation:

The International Equity Fund holds shares of Spicul Buzau (B1WTNT1), on 6/19/07 the security dropped in price by approximately 25% to 15.00 RON per share and on 6/21/07 down to 11.30 RON another 25%. After discussions with portfolio management it was discovered that the security was under going a capital increase in which they expected the security to drop everyday by 25% until it reaches a final price of 1.52 RON. The broker was able to provide us with information detailing the proposed corporate action but the share basis has not yet been identified so the shares cannot be adjusted to offset the reduction in price. The pricing committee has determine to fair value Spicul Buzau at the last trade price before the corporate action price reduction date and stale the price at 19.90 RON until the custodian is able to get more information on the corporate action.

We expect additional information with regards to the corporate action that will confirm the ex-date and provide us with a valid tradable price based on the number of shares outstanding after the capital increase is processed.
Presently we a confirming that the best course of action is to continue staling the price at the 19.90 RON until a formal announcement is made with the regards to the capital increase and ex-date price.

We will continue to monitor for any news that might indicate a price adjustment should be applied to the current value.

Next Day Open: 0.90 RON

Valuation Effect on Fund: 0.000

Members Present: Adefolahan Oyefeso, and Alex Bogaenko (JBIM)

Others Present: Elyse Tarnofsky